Exhibit (10)(n)

                    LICENSE OF TECHNOLOGY AGREEMENT

This License of Technology Agreement ("Agreement") is made and effective this 29th day of November, 1999 by and between Startech Environmental Corp. ("Licensee"), and Media and Process Technology, Inc. ("Licensor").

WHEREAS, Licensor has developed and owns all rights, title and interest, including related patent(s), to the manufacturing of Hydrogen Selective Membranes (as more fully described in US Patent Number 5,414,891) and the use of such membranes for certain hydrogen gas related separation process ("the Technology").

WHEREAS, Licensee wishes to license said technology for exclusive use and application within the parties the waste industry;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

1. Transfer and Term. Licensor hereby Licenses, assigns, conveys and transfers to Licensee all of Licensor's right, title and interest in and to the Technology for the Licensee's exclusive use within the Waste Industry, as that term is more fully described in paragraph 8 of this Agreement: Licensor shall immediately, upon execution of this Agreement, provide the Licensee with the supporting documentation underlying all its intellectual property relating to the Technology, including the final paperwork and patent number(s) involved. The term of this transfer shall be for a period of fifteen (15) years.

2. Purchase Price. In consideration for the transfer of the Technology and the promises of Licensor ore fully recited herein, Licensee shall pay to Licensor, Two thousand five hundred dollars ($2,500.00) upon delivery of the necessary and proper intellectual property referred to above for the Licensee's exclusive use in the waste industry. In addition to the above referenced down payment the Licensor shall also receive a royalty payment equal to four percent (4%) of the total mark-up of the Licensor's equipment and Technology that is incorporated into any sale made by the Licensee of its products and services. The Licensor shall also be entitled to receive four percent (4%) of any tolling fees negotiated by the Licensee for its machines that employ the active use of the Technology. The accrued tolling fees and/or royalties shall be paid quarterly. The Licensor shall also be the exclusive manufacturer of the Technology and its systems for the Licensee, unless, for any reason whatsoever, the Licensor becomes unwilling or unable to manufacture to sufficiently meet the needs of the Licensee. In addition, the Licensee shall, wherever and whenever practicable, arrange for the Licensor to act as a paid consultant to Licensee's customers interested in incorporating the Technology into appropriate applications.

3. Representations and Warranties of Licensor. Licensor represents, warrants and covenants as follows:

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     A. Title; Infringement. Licensor has good and marketable title to the
Technology, including the patent(s), and has all necessary rights to enter into this Agreement without violating any other agreement or commitment of any sort. Licensor does not have any outstanding agreements or understandings, written or oral, concerning the Technology that will affect the Licensee's excusive right to use the Technology in the specified field of endeavor. The Technology does not infringe or constitute a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. Licensor agrees to indemnify and hold Licensee, its subsidiaries, affiliates and licensees harmless against any action, suit, expense, claim, loss, liability or damage based on a claim that the Technology infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right. Licensee shall give licensor prompt written notice of any such claim. Licensor shall indemnify the Licensee for the costs of defending any suit or proceeding brought against Licensee based on any claim that the Technology infringes or constitutes a misappropriation of any trademark, patent, copyright, trade secret, proprietary right or similar property right provided, however, that Licensee shall give Licensor prompt notice in writing of the assertion of any such claim and of the threat or institution of any such suit or proceeding, and all authority, information and assistance required for the defense of the same. Licensor shall pay all damages and costs awarded against Licensee, but shall not be responsible for any cost, expense or compromise incurred without Licensor's consent. Notwithstanding anything to the contrary contained above, in lieu of being responsible for the indemnification of the Licensee for the defense costs associated with defending the patent and/or Technology, the Licensor may elect, at the time a suit is instituted, to amend this Agreement to provide the Licensee with a perpetual exclusive license under the same terms and conditions as this Agreement, except that the payment obligations of the Licensee owed to the Licensor contained within Paragraph two (2) shall be suspended from the date the Licensor elects not to participate in the defense of an infringement action as stipulated above. Either party shall have the right to proceed to protect the patent and/or Technology against any infringement and the non-proceeding party shall fully cooperate in any such action or claim.

     B. No Liens. The Technology is not subject to any lien, encumbrance, mortgage or security interest of any kind.

     C. Authority Relative to this Agreement. This Agreement is a legal, valid and binding obligation of Licensor. The execution and delivery of this Agreement by Licensor and the performance of and compliance by Licensor with the terms and conditions of this Agreement will not result in the imposition of any lien or other encumbrance on the Technology, and will not conflict with or result in a breach by Licensor of any of the terms, conditions or provisions of any order, injunction, judgment, decree, statute, rule or regulation applicable to Licensor, the Technology, or any note, indenture or other agreement, contract, license or instrument by which any of the Technology may be bound or affected. No consent or approval by any person or public authority is required to authorize or is required in connection with, the execution, delivery or performance of this Agreement by Licensor.

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4. No Brokers. All negotiations relative to this Agreement have been carried on directly by the Licensee with the representative of the Licensor in such manner so as not to give rise to any valid claim against the Licensee hereto for brokerage commissions, finder's fees or other like payment.

5. Consents, Further Instruments and Cooperation. Licensee and Licensor shall each use their respective best efforts to obtain the consent or approval of each person or entity, if any, whose consent or approval shall be required in order to permit it to consummate the transactions contemplated hereby, and to execute and deliver such instruments and to take such other action as may be required to carry out the transaction contemplated by this Agreement. Licensor shall execute, or cause its employees and agents to execute any patent or copyright application or other similar document or instrument, following Licensee's reasonable request.

6. Limitation of Liability. OTHER THAN AS SET FORTH IN SECTION 3.A. OR UPON THE BREACH OF ANY WARRANTY, NEITHER LICENSEE NOR LICENSOR SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY PERFORMANCE HEREUNDER, EVEN IF SUCH PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER BASED ON A THEORY OF CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

7. Grant of License. Licensor represents, warrants and covenants as follows:


     (a) Licensor hereby grants to Licensee the exclusive and indivisible right and license throughout the world to develop, manufacture hardware and systems and the right to have hardware and systems made for it (except and to the extent that this Agreement calls for the Licensor to manufacture systems as specified in paragraph 2), to use and sell same, to grant sublicenses thereon, and to exploit the Technology within the Waste Industry pursuant to the scope of the license (the Licensee recognizes that the patent portion of the Technology is only a U.S. patent). This license shall include the Technology as currently existing and developed, as well as any improvements or betterments developed by the Licensor subsequent to the execution of this Agreement that directly relates to the Technology.

     (b) Licensor shall have the right to receive a notice, in writing, within a period of twenty (20), days of the entire terms of any license, agreement, etc. which has been entered into by Licensee on the subject matter of this Agreement.

     (c) Licensee agrees that prior to execution of any license, agreement, or other material document relating to the subject matter of this Agreement, it will consult with Licensor prior to the consummation thereof. Licensor may object, for good cause shown, prior to the consummation of any of the above.

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     (d) Licensee will not knowingly make any agreements which will affect either the Licensor's ownership of the Technology or the validity of any patents, and agrees herby to indemnify the Licensee in that respect.

8. Scope of License. The Licensee shall receive the exclusive right to exploit the Technology for any and all applications in the plasma based waste management business, plasma based waste recycling business, and/or any waste remediation business involving the scientific principles of plasma technology. Licensor will retain the ownership to any advances made in the Technology through its use in the Licensee's products, as well as the right to use said advancements in any applications outside the scope of this license, and the Licensee will receive the exclusive right to use said advancements within the scope of this License.

9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.


10. Assignment. Licensor may not assign this Agreement or any obligations herein without the prior written consent of Licensee, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs, executors, personal representatives, successors and assigns.

11. Entire Agreement. This Agreement contains the entire understanding of the parties, and supersedes any and all other agreements presently existing or previously made, written or oral, between Licensee and Licensor concerning its subject matter. This Agreement may not be modified except by a writing signed by both parties.

12. Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions of this Agreement nevertheless will continue in full force and effect without being impaired or invalidated in any way.

13. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered or mailed, certified or registered mail with postage prepaid:

         If to Licensee:

         Kevin M. Black, Esq.
         Senior Vice President & General Counsel
         Startech Environmental Corp.
         15 Old Danbury Road
         Wilton, CT 06897

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         If to Licensor:

         Paul K.T. Liu, Ph.D
         President
         Media & Process Technology, Inc.
         1155 William Pitt Way
         Pittsburgh, PA 15238

14. Relationship of the Parties. The relationship between Licensee and Licensor under this Agreement is intended to be that of Licensee and Licensor, and nothing in this Agreement is intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or either party or its employees are the employee or agent of the other. Except as expressly set forth herein, neither Licensee nor Licensor has any express nor implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other or to bind the other to any contract, agreement or undertaking with any third party.

15. Termination of Agreement. The Licensor shall have the right to terminate the Agreement upon 90 days written notice if the Licensee fails to adequately pursue the use of the Technology in the Licensee's product. The Licensor shall also have the right to terminate if the Licensee goes into bankruptcy or receivership. The Licensee may cancel the relationship at any time upon 90 days written notice and payment of all fees and royalties due up until the date of cancellation. Both parties shall have 30 days to cure any default.

16. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Startech Environmental Corp.              Media & Process Technology, Inc.



      /S/ Joseph F. Longo                      /S/ Paul K. T. Liu, Ph.D.
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Joseph F. Longo, President                Paul K.T. Liu, Ph.D, President